                                                                    EXHIBIT 11.1


                                NUTRACEUTIX, INC.

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                 Three months ended                            Nine months ended
                                                    September 30,                                 September 30,
                                         -----------------------------------           -----------------------------------
                                             2000                   1999                   2000                   1999
                                         ------------           ------------           ------------           ------------
PRIMARY AND FULLY DILUTED:

Weighted average shares                    17,698,588             17,489,812             17,563,589             17,299,794
outstanding

Effect of dilutive stock                    1,728,479              2,105,832              1,728,479                     --
equivalents

Effect of shares over market               (1,141,800)            (1,262,066)            (1,141,800)                    --
                                         ------------           ------------           ------------           ------------

Total                                      18,285,267             18,333,578             18,150,268             17,299,794

Net earnings (loss)                      $    442,035           $    244,900           $     98,894           $    (33,591)
                                         ============           ============           ============           ============

Primary net earnings (loss) per          $      0.025           $      0.014           $      0.006           $     (0.002)
share
                                         ============           ============           ============           ============

Fully diluted net earnings
(loss) per share                         $      0.024           $      0.013           $      0.005           $     (0.002)
                                         ============           ============           ============           ============



                                       22